U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 15, 2008

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Dismissal of HJ & Associates, LLC . as the Registrant's independent accountants

On January 15, 2008, the Board of Directors of IBSG International, Inc. (the "Company"), accepted the letter of resignation from HJ & Associates, LLC (“HJ”) as IBSG International’s independent registered public accounting firm.  The Board of Directors determined that it was in the Company best interest to find an accounting firm that was closer to the corporate office.

HJ & Associates, LLC 's report on the Company's financial statements for the two years ended December 31, 2006 and 2005 and through January 15, 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2006 and 2005 and interims periods ended December 31, 2007 which preceded the termination of HJ & Associates, LLC., the Company did not have any disagreements with HJ & Associates, LLC. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HJ & Associates, LLC., would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years ended December 31, 2006 and 2005 and the interim periods ended December 31, 2007 which preceded the termination of HJ & Associates, LLC., other than as is set forth herein, HJ & Associates, LLC. did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements did not exist;

(B) That information had come to HJ & Associates, LLC.'s attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C) (1) That HJ & Associates, LLC. needed to expand significantly the scope of its audit, or that information had come to HJ & Associates, LLC .'s attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to HJ & Associates, LLC.'s resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D) (1) That information has come to HJ & Associates, LLC.'s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to HJ & Associates, LLC.'s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) the issue has not been resolved to HJ & Associates, LLC.'s satisfaction prior to its termination.

The Company provided HJ & Associates, LLC. with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that HJ & Associates, LLC. furnish the Company with a letter addressed to the HJ & Associates, LLC. stating whether it agrees with the statements made by the company herein. The letter received by the Company from HJ & Associates, LLC., in which HJ & Associates, LLC  states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

16.1 Letter from HJ & Associates, LLC.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBSG INTERNATIONAL, INC.

Date: January 22, 2008	By:	/s/ Michael Rivers
Michael Rivers

EXHIBIT          DESCRIPTION
-------          -----------
 16.1            Letter from HJ & Associates, LLC.